EXHIBIT 99.1

Contacts:

Ron Farnsworth	Drew Anderson
EVP/Chief Financial Officer	SVP/Investor Relations Director
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4192
ronfarnsworth@umpquabank.com	drewanderson@umpquabank.com

UMPQUA REPORTS THIRD QUARTER 2019 RESULTS

Third quarter 2019 net income of $84.5 million, or $0.38 per common share
Deposit growth of $615.7 million, or 11.3% annualized; loan and lease growth of $567.4 million, or 10.8% annualized
Operational excellence initiatives contributing to an efficiency ratio of 57.8%

PORTLAND, Ore. – October 16, 2019 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net income of $84.5 million for the third quarter of 2019, compared to $111.8 million for the second quarter of 2019 and $91.0 million for the third quarter of 2018. Earnings per diluted common share were $0.38 for the third quarter of 2019, compared to $0.51 for the second quarter of 2019 and $0.41 for the third quarter of 2018.

“Our balanced growth initiatives continue to produce results as evidenced by our strong deposit growth of 11% annualized, including 21% annualized growth in non-interest bearing balances, and our annualized loan and lease growth of 11%.” said Cort O’Haver, president and CEO of Umpqua Holdings Corporation. “I am also pleased to report that we have executed the sale of the first tranche of mortgage servicing rights and will remain diligent on initiatives to reduce volatility specific to that asset. We increased our fee-based revenue during the quarter and are prudently managing our cost of funds to help offset pressure on our net interest margin.”

Notable items that impacted the third quarter 2019 financial results included:

•$4.2 million gain on the fair value change of the MSR asset primarily driven by the $7.8 million fair value gain recorded for the portion of mortgage servicing rights held for sale at the end of the quarter, compared to a $24.7 million loss in the prior quarter and a $0.2 million gain in the same period of the prior year.
•$0.3 million gain on equity investment securities, compared to the net $75.4 million gain recorded in the prior quarter that included the gain on equity securities of $82.6 million primarily related to the sale of Visa Class B stock and the $7.2 million loss on debt securities.
•$4.6 million loss related to the fair value of the debt capital market swap derivatives attributable to the decrease in long-term interest rates during the quarter, compared to a loss of $4.0 million in the prior quarter and a gain of $0.2 million in the same period of the prior year.
•$2.0 million of exit and disposal costs, compared to $1.5 million in the prior quarter and $1.0 million in the same period of the prior year.

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Third Quarter 2019 Highlights (compared to prior quarter):

•Net interest income increased by $1.8 million on a quarter to quarter basis primarily driven by higher average balances of loans and leases along with a lower level of premium amortization for residential mortgage backed securities and collateralized mortgage obligations, partially offset by lower average yields on loans and leases;
•Provision for loan and lease losses increased by $3.9 million, due to an increase in net charge offs of $4.9 million and growth in the overall loan portfolio;
•Net charge-offs increased by eight basis points to 0.34% of average loans and leases (annualized);
•Non-interest income decreased by $33.3 million, driven primarily by the $75.4 million net gain recorded in the prior quarter from the sale of the Visa Class B stock and other debt securities, partially offset by an increase of $37.5 million in net residential mortgage banking revenue;
•Non-interest expense increased by $3.2 million, driven primarily by higher mortgage banking-related expenses, a $2.2 million year to date reclassification of swap collateral interest to other non-interest income, and higher legal fees, partially offset by seasonally lower payroll taxes and a lower loss on OREO;
•Non-performing assets to total assets improved to 0.25% from 0.28%;
•Estimated total risk-based capital ratio of 13.6% and estimated Tier 1 common to risk weighted assets ratio of 10.9%;
•Declared a quarterly cash dividend of $0.21 per common share.

Balance Sheet
Total consolidated assets were $28.9 billion as of September 30, 2019, compared to $28.0 billion as of June 30, 2019 and $26.6 billion as of September 30, 2018. Including secured off-balance sheet lines of credit, total available liquidity was $10.9 billion as of September 30, 2019, representing 38% of total assets and 49% of total deposits.

Gross loans and leases were $21.5 billion as of September 30, 2019, an increase of $567.4 million relative to June 30, 2019. Strong loan production in commercial real estate as well as seasonally strong residential real estate production contributed to the balance sheet growth.

Total deposits were $22.4 billion as of September 30, 2019, an increase of $615.7 million from $21.8 billion as of June 30, 2019. This increase was attributable to growth in non-interest bearing demand deposits of $352.1 million and certificate of deposit growth of $332.4 million.

Net Interest Income
Net interest income was $229.0 million for the third quarter of 2019, up $1.8 million from the prior quarter. This increase was primarily driven by higher average balances of loans and leases along with a lower level of premium amortization for residential mortgage backed securities and collateralized mortgage obligations, partially offset by lower average yields on loans and leases.

The Company's net interest margin was 3.63% for the third quarter of 2019, down seven basis points from 3.70% for the second quarter of 2019 primarily driven by the decrease in short-term interest rates during the quarter.

Credit Quality
The allowance for loan and lease losses was $156.3 million, or 0.73% of loans and leases, as of September 30, 2019, which was up from $151.1 million, or 0.72% of loans and leases, as of June 30, 2019. The provision for loan and lease losses was $23.2 million for the third quarter of 2019, an increase of $3.9 million from the prior quarter level, driven primarily by an increase in net charge-offs and growth in the loan portfolio.

Net charge-offs as a percentage of average loans and leases increased by eight basis points to 0.34% of average loans and leases (annualized). As of September 30, 2019, non-performing assets were 0.25% of total assets, compared to 0.28% as of June 30, 2019 and 0.37% as of September 30, 2018.

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Non-interest Income
Non-interest income was $88.5 million for the third quarter of 2019, down $33.3 million from the prior quarter driven primarily by the $75.4 million net gain recorded in the prior quarter from the sale of the Visa Class B stock and certain debt securities, partially offset by an increase of $37.5 million in net residential mortgage banking revenue.

Revenue from the origination and sale of residential mortgages was $31.4 million for the third quarter of 2019, an increase of $8.3 million from the prior quarter. This increase reflects a sequential quarter increase of 21% in for-sale mortgage origination volume and an increase of 40 basis points in the home lending gain on sale margin to 3.72% for the third quarter of 2019. Of the current quarter's mortgage production, 60% related to purchase activity, compared to 70% for the prior quarter and 82% for the same period of the prior year.

Non-interest Expense
Non-interest expense was $183.6 million for the third quarter of 2019, up $3.2 million from the prior quarter level. This increase was driven primarily by higher mortgage banking-related expenses, a $2.2 million reclassification of swap collateral interest to other non-interest income, and higher legal fees, partially offset by seasonally lower payroll taxes and a lower loss on OREO.

Capital
As of September 30, 2019, the Company's tangible book value per common share1 was $11.27, compared to $10.97 in the prior quarter and $9.95 in the same period of the prior year. During the third quarter of 2019, the Company declared a dividend of $0.21 per common share.

The Company's estimated total risk-based capital ratio was 13.6% and its estimated Tier 1 common to risk weighted assets ratio was 10.9% as of September 30, 2019. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of September 30, 2019 are estimates, pending completion and filing of the Company's regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders' equity divided by tangible assets.

The following table provides reconciliations of ending shareholders' equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Total shareholders' equity	$4,289,516	$4,228,507	$4,112,326	$4,056,442	$4,003,893
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	19,750	21,155	22,560	23,964	25,506
Tangible common shareholders' equity	$2,482,115	$2,419,701	$2,302,115	$2,244,827	$2,190,736
Total assets	$28,930,855	$27,986,075	$27,355,625	$26,939,781	$26,615,067
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	19,750	21,155	22,560	23,964	25,506
Tangible assets	$27,123,454	$26,177,269	$25,545,414	$25,128,166	$24,801,910
Common shares outstanding at period end	220,212	220,499	220,457	220,255	220,238

Total shareholders' equity to total assets ratio	14.83%	15.11%	15.03%	15.06%	15.04%
Tangible common equity ratio	9.15%	9.24%	9.01%	8.93%	8.83%
Book value per common share	$19.48	$19.18	$18.65	$18.42	$18.18
Tangible book value per common share	$11.27	$10.97	$10.44	$10.19	$9.95

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its third quarter 2019 earnings conference call on October 17, 2019, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its third quarter 2019 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (888) 378-4398 ten minutes prior to the start time and enter conference ID: 607538. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 1772015. The earnings conference call will also be available as an audio cast, which can be accessed on the Company's investor relations page at umpquabank.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about strategic investments, fee income initiatives, MSR sales and strategic initiatives. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; the effect of interest rate increases on the cost of deposits; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives on time and in amounts projected; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
(In thousands, except per share data)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$266,111	$264,110	$258,747	$254,093	$246,410	1%	8%
Interest and dividends on investments:
Taxable	12,546	10,287	19,956	27,381	24,435	22%	(49)%
Exempt from federal income tax	1,727	1,921	2,114	2,135	2,048	(10)%	(16)%
Dividends	599	574	517	538	549	4%	9%
Temporary investments and interest bearing deposits	4,204	4,708	925	2,621	2,800	(11)%	50%
Total interest income	285,187	281,600	282,259	286,768	276,242	1%	3%
Interest expense:
Deposits	45,876	43,591	34,094	30,124	25,692	5%	79%
Securities sold under agreement to repurchase and federal funds purchased	448	403	810	185	103	11%	335%
Borrowings	4,238	4,563	3,683	3,326	3,439	(7)%	23%
Junior subordinated debentures	5,652	5,881	5,987	5,743	5,640	(4)%	0%
Total interest expense	56,214	54,438	44,574	39,378	34,874	3%	61%
Net interest income	228,973	227,162	237,685	247,390	241,368	1%	(5)%
Provision for loan and lease losses	23,227	19,352	13,684	17,219	11,711	20%	98%
Non-interest income:
Service charges on deposits	16,627	15,953	15,278	16,035	15,574	4%	7%
Brokerage revenue	4,060	3,980	3,810	4,178	3,947	2%	3%
Residential mortgage banking revenue, net	47,000	9,529	11,231	15,150	31,484	393%	49%
Loss on sale of debt securities, net	—	(7,186)	—	—	—	(100)%	0%
Gain (loss) on equity securities, net	257	82,607	695	410	(462)	(100)%	(156)%
Gain on loan and lease sales, net	1,762	3,333	769	2,484	2,772	(47)%	(36)%
BOLI income	2,067	2,093	2,168	2,116	2,051	(1)%	1%
Other income	16,739	11,514	11,789	16,438	17,022	45%	(2)%
Total non-interest income	88,512	121,823	45,740	56,811	72,388	(27)%	22%
Non-interest expense:
Salaries and employee benefits	106,819	104,049	100,658	102,109	103,575	3%	3%
Occupancy and equipment, net	35,446	36,032	36,245	35,949	36,530	(2)%	(3)%
Intangible amortization	1,405	1,405	1,404	1,542	1,541	0%	(9)%
FDIC assessments	2,587	2,837	2,942	2,619	4,303	(9)%	(40)%
Loss (gain) on other real estate owned, net	1,188	2,678	(51)	1,125	(128)	(56)%	nm
Other expenses	36,145	33,414	30,394	35,144	33,471	8%	8%
Total non-interest expense	183,590	180,415	171,592	178,488	179,292	2%	2%
Income before provision for income taxes	110,668	149,218	98,149	108,494	122,753	(26)%	(10)%
Provision for income taxes	26,166	37,408	24,116	28,183	31,772	(30)%	(18)%
Net income	$84,502	$111,810	$74,033	$80,311	$90,981	(24)%	(7)%

Weighted average basic shares outstanding	220,285	220,487	220,366	220,247	220,224	0%	0%
Weighted average diluted shares outstanding	220,583	220,719	220,655	220,668	220,620	0%	0%
Earnings per common share – basic	$0.38	$0.51	$0.34	$0.36	$0.41	(25)%	(7)%
Earnings per common share – diluted	$0.38	$0.51	$0.34	$0.36	$0.41	(25)%	(7)%

nm = not meaningful

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
	Nine Months Ended		% Change
(In thousands, except per share data)	Sep 30, 2019	Sep 30, 2018	Year over Year
Interest income:
Loans and leases	$788,968	$718,021	10%
Interest and dividends on investments:
Taxable	42,789	48,633	(12)%
Exempt from federal income tax	5,762	6,233	(8)%
Dividends	1,690	1,450	17%
Temporary investments and interest bearing deposits	9,837	6,044	63%
Total interest income	849,046	780,381	9%
Interest expense:
Deposits	123,561	62,561	98%
Securities sold under agreement to repurchase and federal funds purchased	1,661	321	417%
Borrowings	12,484	10,278	21%
Junior subordinated debentures	17,520	15,972	10%
Total interest expense	155,226	89,132	74%
Net interest income	693,820	691,249	0%
Provision for loan and lease losses	56,263	38,686	45%
Non-interest income:
Service charges on deposits	47,858	46,089	4%
Brokerage revenue	11,850	12,302	(4)%
Residential mortgage banking revenue, net	67,760	103,085	(34)%
(Loss) gain on sale of debt securities, net	(7,186)	14	nm
Gain (loss) on equity securities, net	83,559	(1,894)	nm
Gain on loan and lease sales, net	5,864	5,350	10%
BOLI income	6,328	6,181	2%
Other income	40,042	51,479	(22)%
Total non-interest income	256,075	222,606	15%
Non-interest expense:
Salaries and employee benefits	311,526	323,466	(4)%
Occupancy and equipment, net	107,723	112,775	(4)%
Intangible amortization	4,214	4,624	(9)%
FDIC assessments	8,366	13,475	(38)%
Loss (gain) on other real estate owned, net	3,815	(258)	nm
Other expenses	99,953	106,895	(6)%
Total non-interest expense	535,597	560,977	(5)%
Income before provision for income taxes	358,035	314,192	14%
Provision for income taxes	87,690	78,240	12%
Net income	$270,345	$235,952	15%

Weighted average basic shares outstanding	220,379	220,292	0%
Weighted average diluted shares outstanding	220,642	220,751	0%
Earnings per common share – basic	$1.23	$1.07	15%
Earnings per common share – diluted	$1.23	$1.07	15%

nm = not meaningful

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)
						% Change
(In thousands, except per share data)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$433,620	$342,508	$296,967	$335,419	$308,938	27%	40%
Interest bearing cash and temporary investments	757,824	691,283	605,841	287,218	570,321	10%	33%
Investment securities:
Equity and other, at fair value	64,764	66,358	63,327	61,841	62,454	(2)%	4%
Available for sale, at fair value	2,842,076	2,698,398	2,894,778	2,977,108	2,864,394	5%	(1)%
Held to maturity, at amortized cost	3,320	3,416	3,478	3,606	3,672	(3)%	(10)%
Loans held for sale, at fair value	355,022	356,645	240,302	166,461	289,537	0%	23%
Loans and leases	21,520,794	20,953,371	20,405,997	20,422,666	19,854,033	3%	8%
Allowance for loan and lease losses	(156,288)	(151,069)	(144,872)	(144,871)	(144,026)	3%	9%
Net loans and leases	21,364,506	20,802,302	20,261,125	20,277,795	19,710,007	3%	8%
Restricted equity securities	54,463	43,063	47,466	40,268	40,269	26%	35%
Premises and equipment, net	203,391	210,285	217,595	227,423	237,456	(3)%	(14)%
Operating lease right-of-use assets	108,187	112,752	109,807	—	—	(4)%	nm
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651	0%	0%
Other intangible assets, net	19,750	21,155	22,560	23,964	25,506	(7)%	(23)%
Residential mortgage servicing rights, at fair value	151,383	139,780	158,946	169,025	175,038	8%	(14)%
Other real estate owned	4,026	8,423	10,488	10,958	11,774	(52)%	(66)%
Bank owned life insurance	318,533	316,435	314,303	313,626	311,922	1%	2%
Other assets	462,339	385,621	320,991	257,418	216,128	20%	114%
Total assets	$28,930,855	$27,986,075	$27,355,625	$26,939,781	$26,615,067	3%	9%
Liabilities:
Deposits	$22,434,734	$21,819,013	$21,243,894	$21,137,486	$20,892,774	3%	7%
Securities sold under agreements to repurchase	296,717	308,052	288,944	297,151	286,975	(4)%	3%
Borrowings	1,106,674	821,712	932,420	751,788	751,764	35%	47%
Junior subordinated debentures, at fair value	267,798	277,028	294,121	300,870	282,846	(3)%	(5)%
Junior subordinated debentures, at amortized cost	88,553	88,610	88,667	88,724	88,781	0%	0%
Operating lease liabilities	116,924	121,742	118,520	—	—	(4)%	nm
Deferred tax liability, net	67,055	57,757	45,202	25,846	22,413	16%	199%
Other liabilities	262,884	263,654	231,531	281,474	285,621	0%	(8)%
Total liabilities	24,641,339	23,757,568	23,243,299	22,883,339	22,611,174	4%	9%
Shareholders' equity:
Common stock	3,511,493	3,514,391	3,511,731	3,512,874	3,510,949	0%	0%
Retained earnings	733,059	695,003	629,877	602,482	568,619	5%	29%
Accumulated other comprehensive income (loss)	44,964	19,113	(29,282)	(58,914)	(75,675)	135%	(159)%
Total shareholders' equity	4,289,516	4,228,507	4,112,326	4,056,442	4,003,893	1%	7%
Total liabilities and shareholders' equity	$28,930,855	$27,986,075	$27,355,625	$26,939,781	$26,615,067	3%	9%

Common shares outstanding at period end	220,212	220,499	220,457	220,255	220,238	0%	0%
Book value per common share	$19.48	$19.18	$18.65	$18.42	$18.18	2%	7%
Tangible book value per common share	$11.27	$10.97	$10.44	$10.19	$9.95	3%	13%
Tangible equity - common	$2,482,115	$2,419,701	$2,302,115	$2,244,827	$2,190,736	3%	13%
Tangible common equity to tangible assets	9.15%	9.24%	9.01%	8.93%	8.83%	(0.09)	0.32
nm = not meaningful

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation
Loan and Lease Portfolio
(Unaudited)
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,495,555	$3,537,084	$3,476,972	$3,573,065	$3,527,357	(1)%	(1)%
Owner occupied term, net	2,566,299	2,396,674	2,449,648	2,480,371	2,474,845	7%	4%
Multifamily, net	3,479,986	3,341,547	3,302,936	3,304,763	3,225,538	4%	8%
Construction & development, net	771,214	732,932	686,107	736,254	646,684	5%	19%
Residential development, net	191,500	199,421	205,963	196,890	198,518	(4)%	(4)%
Commercial:
Term, net	2,310,759	2,271,346	2,185,322	2,232,923	2,149,376	2%	8%
Lines of credit & other, net	1,254,755	1,280,587	1,229,092	1,169,525	1,133,508	(2)%	11%
Leases & equipment finance, net	1,485,753	1,449,579	1,378,686	1,330,155	1,282,128	2%	16%
Residential:
Mortgage, net	4,245,674	3,995,643	3,768,955	3,635,073	3,468,569	6%	22%
Home equity loans & lines, net	1,224,578	1,215,215	1,170,252	1,176,477	1,143,351	1%	7%
Consumer & other, net	494,721	533,343	552,064	587,170	604,159	(7)%	(18)%
Total loans, net of deferred fees and costs	$21,520,794	$20,953,371	$20,405,997	$20,422,666	$19,854,033	3%	8%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	16%	17%	17%	17%	18%
Owner occupied term, net	12%	11%	12%	12%	13%
Multifamily, net	16%	16%	16%	16%	16%
Construction & development, net	4%	3%	3%	4%	3%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	11%	11%	11%	11%	11%
Lines of credit & other, net	6%	6%	6%	6%	6%
Leases & equipment finance, net	7%	7%	7%	6%	6%
Residential:
Mortgage, net	20%	19%	18%	18%	17%
Home equity loans & lines, net	5%	6%	6%	6%	6%
Consumer & other, net	2%	3%	3%	3%	3%
Total	100%	100%	100%	100%	100%

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$7,123,180	$6,771,087	$6,495,562	$6,667,467	$6,859,411	5%	4%
Demand, interest bearing	2,406,404	2,355,473	2,341,441	2,340,471	2,320,560	2%	4%
Money market	6,646,383	6,789,036	6,469,286	6,645,390	6,325,808	(2)%	5%
Savings	1,469,302	1,446,332	1,479,509	1,492,685	1,499,872	2%	(2)%
Time	4,789,465	4,457,085	4,458,096	3,991,473	3,887,123	7%	23%
Total	$22,434,734	$21,819,013	$21,243,894	$21,137,486	$20,892,774	3%	7%

Total core deposits (1)	$18,845,328	$18,529,797	$17,903,754	$18,190,402	$18,012,992	2%	5%

Deposit mix:
Demand, non-interest bearing	32%	31%	31%	32%	33%
Demand, interest bearing	11%	11%	11%	11%	11%
Money market	30%	31%	30%	31%	30%
Savings	6%	7%	7%	7%	7%
Time	21%	20%	21%	19%	19%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	413,633	409,235	406,039	406,240	404,913
Demand, interest bearing	76,390	76,686	76,712	77,099	77,546
Money market	58,796	58,158	56,602	56,196	55,895
Savings	160,673	160,708	161,039	161,656	162,387
Time	62,122	60,571	58,210	54,388	52,482
Total	771,614	765,358	758,602	755,579	753,223

Average balance per account:
Demand, non-interest bearing	$17.2	$16.5	$16.0	$16.4	$16.9
Demand, interest bearing	31.5	30.7	30.5	30.4	29.9
Money market	113.0	116.7	114.3	118.3	113.2
Savings	9.1	9.0	9.2	9.2	9.2
Time	77.1	73.6	76.6	73.4	74.1
Total	$29.1	$28.5	$28.0	$28.0	$27.7

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$31,636	$35,022	$44,586	$50,823	$54,059	(10)%	(41)%
Loans and leases past due 90+ days and accruing (1)	35,745	35,700	31,424	36,444	33,812	0%	6%
Total non-performing loans and leases	67,381	70,722	76,010	87,267	87,871	(5)%	(23)%
Other real estate owned	4,026	8,423	10,488	10,958	11,774	(52)%	(66)%
Total non-performing assets	$71,407	$79,145	$86,498	$98,225	$99,645	(10)%	(28)%

Performing restructured loans and leases	$14,309	$15,267	$15,726	$13,924	$14,531	(6)%	(2)%
Loans and leases past due 31-89 days	$44,390	$40,619	$53,009	$37,373	$33,825	9%	31%
Loans and leases past due 31-89 days to total loans and leases	0.21%	0.19%	0.26%	0.18%	0.17%
Non-performing loans and leases to total loans and leases (1)	0.31%	0.34%	0.37%	0.43%	0.44%
Non-performing assets to total assets(1)	0.25%	0.28%	0.32%	0.36%	0.37%

(1)Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $5.2 million, $5.4 million, $158,000, $8.9 million, and $8.0 million at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$151,069	$144,872	$144,871	$144,026	$144,556
Provision for loan and lease losses	23,227	19,352	13,684	17,219	11,711	20%	98%
Charge-offs	(23,112)	(16,707)	(17,152)	(19,527)	(15,896)	38%	45%
Recoveries	5,104	3,552	3,469	3,153	3,655	44%	40%
Net charge-offs	(18,008)	(13,155)	(13,683)	(16,374)	(12,241)	37%	47%
Total allowance for loan and lease losses	156,288	151,069	144,872	144,871	144,026	3%	9%
Reserve for unfunded commitments	5,085	4,857	4,654	4,523	4,294	5%	18%
Total allowance for credit losses	$161,373	$155,926	$149,526	$149,394	$148,320	3%	9%

Net charge-offs to average loans and leases (annualized)	0.34%	0.26%	0.27%	0.32%	0.25%
Recoveries to gross charge-offs	22.08%	21.26%	20.23%	16.15%	22.99%
Allowance for loan and lease losses to loans and leases	0.73%	0.72%	0.71%	0.71%	0.73%
Allowance for credit losses to loans and leases	0.75%	0.74%	0.73%	0.73%	0.75%

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2019	Sep 30, 2018	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$144,871	$140,608
Provision for loan and lease losses	56,263	38,686	45%
Charge-offs	(56,971)	(46,523)	22%
Recoveries	12,125	11,255	8%
Net charge-offs	(44,846)	(35,268)	27%
Total allowance for loan and lease losses	156,288	144,026	9%
Reserve for unfunded commitments	5,085	4,294	18%
Total allowance for credit losses	$161,373	$148,320	9%

Net charge-offs to average loans and leases (annualized)	0.29%	0.24%
Recoveries to gross charge-offs	21.28%	24.19%

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Quarter Ended					% Change
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Seq. Quarter	Year over Year
Average Rates:
Yield on loans held for sale	4.82%	5.03%	5.95%	5.81%	5.27%	(0.21)	(0.45)
Yield on loans and leases	4.93%	5.07%	5.06%	4.97%	4.89%	(0.14)	0.04
Yield on taxable investments	1.99%	1.62%	2.96%	4.11%	3.72%	0.37	(1.73)
Yield on tax-exempt investments (1)	3.30%	3.42%	3.59%	3.70%	3.61%	(0.12)	(0.31)
Yield on interest bearing cash and temporary investments	2.20%	2.41%	2.44%	2.25%	1.99%	(0.21)	0.21
Total yield on earning assets (1)	4.52%	4.59%	4.79%	4.81%	4.67%	(0.07)	(0.15)

Cost of interest bearing deposits	1.19%	1.16%	0.97%	0.85%	0.73%	0.03	0.46
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.57%	0.55%	0.88%	0.26%	0.15%	0.02	0.42
Cost of borrowings	1.95%	2.03%	1.88%	1.75%	1.73%	(0.08)	0.22
Cost of junior subordinated debentures	6.14%	6.17%	6.24%	6.13%	6.06%	(0.03)	0.08
Total cost of interest bearing liabilities	1.33%	1.31%	1.14%	1.00%	0.90%	0.02	0.43

Net interest spread (1)	3.19%	3.28%	3.65%	3.81%	3.77%	(0.09)	(0.58)
Net interest margin (1)	3.63%	3.70%	4.03%	4.15%	4.09%	(0.07)	(0.46)

Performance Ratios:
Return on average assets	1.18%	1.62%	1.12%	1.19%	1.36%	(0.44)	(0.18)
Return on average tangible assets	1.26%	1.73%	1.20%	1.28%	1.46%	(0.47)	(0.20)
Return on average common equity	7.87%	10.80%	7.34%	7.90%	9.00%	(2.93)	(1.13)
Return on average tangible common equity	13.67%	19.14%	13.17%	14.34%	16.42%	(5.47)	(2.75)
Efficiency ratio – Consolidated	57.76%	51.64%	60.44%	58.58%	57.06%	6.12	0.70
Efficiency ratio – Bank	56.22%	50.16%	58.57%	57.67%	54.70%	6.06	1.52

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Nine Months Ended		% Change
	Sep 30, 2019	Sep 30, 2018	Year over Year
Average Rates:
Yield on loans held for sale	5.15%	4.81%	0.34
Yield on loans and leases	5.02%	4.87%	0.15
Yield on taxable investments	2.20%	2.44%	(0.24)
Yield on tax-exempt investments (1)	3.45%	3.65%	(0.20)
Yield on interest bearing cash and temporary investments	2.32%	1.83%	0.49
Total yield on earning assets (1)	4.63%	4.51%	0.12

Cost of interest bearing deposits	1.11%	0.61%	0.50
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.68%	0.15%	0.53
Cost of borrowings	1.96%	1.72%	0.24
Cost of junior subordinated debentures	6.18%	5.77%	0.41
Total cost of interest bearing liabilities	1.26%	0.79%	0.47

Net interest spread (1)	3.37%	3.72%	(0.35)
Net interest margin (1)	3.78%	4.00%	(0.22)

Performance Ratios:
Return on average assets	1.31%	1.21%	0.10
Return on average tangible assets	1.40%	1.30%	0.10
Return on average common equity	8.67%	7.90%	0.77
Return on average tangible common equity	15.32%	14.49%	0.83
Efficiency ratio – Consolidated	56.31%	61.29%	(4.98)
Efficiency ratio – Bank	54.70%	58.91%	(4.21)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$759,416	$783,703	$153,347	$462,621	$558,597	(3)%	36%
Investment securities, taxable	2,648,092	2,683,472	2,757,644	2,716,616	2,687,635	(1)%	(1)%
Investment securities, tax-exempt	252,765	271,633	287,366	282,998	278,937	(7)%	(9)%
Loans held for sale	328,155	264,445	187,656	238,958	320,494	24%	2%
Loans and leases	21,170,915	20,605,963	20,388,988	20,051,674	19,709,113	3%	7%
Total interest earning assets	25,159,343	24,609,216	23,775,001	23,752,867	23,554,776	2%	7%
Goodwill and other intangible assets, net	1,808,191	1,809,583	1,811,007	1,812,487	1,814,000	0%	0%
Total assets	28,356,982	27,709,310	26,811,621	26,672,224	26,461,526	2%	7%

Non-interest bearing demand deposits	6,880,093	6,556,090	6,505,615	6,828,730	6,865,676	5%	0%
Interest bearing deposits	15,289,464	15,069,198	14,304,325	14,138,852	13,897,141	1%	10%
Total deposits	22,169,557	21,625,288	20,809,940	20,967,582	20,762,817	3%	7%
Interest bearing liabilities	16,827,917	16,646,949	15,858,561	15,547,250	15,331,529	1%	10%

Shareholders' equity - common	4,260,810	4,153,175	4,091,174	4,035,125	4,011,856	3%	6%
Tangible common equity (1)	2,452,619	2,343,592	2,280,167	2,222,638	2,197,856	5%	12%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2019	Sep 30, 2018	Year over Year
Temporary investments and interest bearing cash	$567,709	$441,067	29%
Investment securities, taxable	2,696,001	2,734,443	(1)%
Investment securities, tax-exempt	270,461	281,538	(4)%
Loans held for sale	260,600	304,912	(15)%
Loans and leases	20,724,820	19,397,476	7%
Total interest earning assets	24,519,591	23,159,436	6%
Goodwill and other intangible assets, net	1,809,583	1,815,521	0%
Total assets	27,631,632	26,055,479	6%

Non-interest bearing demand deposits	6,648,638	6,655,431	0%
Interest bearing deposits	14,891,271	13,713,213	9%
Total deposits	21,539,909	20,368,644	6%
Interest bearing liabilities	16,448,027	15,169,048	8%

Shareholders’ equity - common	4,169,008	3,991,773	4%
Tangible common equity (1)	2,359,425	2,176,252	8%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders' equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Quarter Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$328,155	$3,953	4.82%	$264,445	$3,326	5.03%	$320,494	$4,220	5.27%
Loans and leases (1)	21,170,915	262,158	4.93%	20,605,963	260,784	5.07%	19,709,113	242,190	4.89%
Taxable securities	2,648,092	13,145	1.99%	2,683,472	10,861	1.62%	2,687,635	24,984	3.72%
Non-taxable securities (2)	252,765	2,086	3.30%	271,633	2,325	3.42%	278,937	2,519	3.61%
Temporary investments and interest-bearing cash	759,416	4,204	2.20%	783,703	4,708	2.41%	558,597	2,800	1.99%
Total interest-earning assets	25,159,343	$285,546	4.52%	24,609,216	282,004	4.59%	23,554,776	$276,713	4.67%
Other assets	3,197,639			3,100,094			2,906,750
Total assets	$28,356,982			$27,709,310			$26,461,526
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,363,626	$3,117	0.52%	$2,332,535	$2,798	0.48%	$2,369,092	$2,241	0.38%
Money market deposits	6,962,370	16,575	0.94%	6,747,290	15,351	0.91%	6,150,199	6,820	0.44%
Savings deposits	1,462,198	557	0.15%	1,454,908	410	0.11%	1,483,687	452	0.12%
Time deposits	4,501,270	25,627	2.26%	4,534,465	25,032	2.21%	3,894,163	16,179	1.65%
Total interest-bearing deposits	15,289,464	45,876	1.19%	15,069,198	43,591	1.16%	13,897,141	25,692	0.73%
Repurchase agreements and federal funds purchased	313,089	448	0.57%	292,057	403	0.55%	278,131	103	0.15%
Borrowings	860,285	4,238	1.95%	903,164	4,563	2.03%	787,074	3,439	1.73%
Junior subordinated debentures	365,079	5,652	6.14%	382,530	5,881	6.17%	369,183	5,640	6.06%
Total interest-bearing liabilities	16,827,917	$56,214	1.33%	16,646,949	$54,438	1.31%	15,331,529	$34,874	0.90%
Non-interest-bearing deposits	6,880,093			6,556,090			6,865,676
Other liabilities	388,162			353,096			252,465
Total liabilities	24,096,172			23,556,135			22,449,670
Common equity	4,260,810			4,153,175			4,011,856
Total liabilities and shareholders' equity	$28,356,982			$27,709,310			$26,461,526
NET INTEREST INCOME		$229,332			$227,566			$241,839
NET INTEREST SPREAD			3.19%			3.28%			3.77%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.63%			3.70%			4.09%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $359,000 for the three months ended September 30, 2019 as compared to $404,000 for June 30, 2019 and $471,000 for September 30, 2018.

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$260,600	$10,069	5.15%	$304,912	$11,002	4.81%
Loans and leases (1)	20,724,820	778,899	5.02%	19,397,476	707,019	4.87%
Taxable securities	2,696,001	44,479	2.20%	2,734,443	50,083	2.44%
Non-taxable securities (2)	270,461	6,991	3.45%	281,538	7,697	3.65%
Temporary investments and interest-bearing cash	567,709	9,837	2.32%	441,067	6,044	1.83%
Total interest-earning assets	24,519,591	$850,275	4.63%	23,159,436	$781,845	4.51%
Other assets	3,112,041			2,896,043
Total assets	$27,631,632			$26,055,479
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,338,787	$8,555	0.49%	$2,338,396	$5,016	0.29%
Money market deposits	6,702,551	42,943	0.86%	6,460,770	18,429	0.38%
Savings deposits	1,468,449	1,237	0.11%	1,467,866	866	0.08%
Time deposits	4,381,484	70,826	2.16%	3,446,181	38,250	1.48%
Total interest-bearing deposits	14,891,271	123,561	1.11%	13,713,213	62,561	0.61%
Repurchase agreements and federal funds purchased	325,281	1,661	0.68%	288,751	321	0.15%
Borrowings	852,659	12,484	1.96%	796,991	10,278	1.72%
Junior subordinated debentures	378,816	17,520	6.18%	370,093	15,972	5.77%
Total interest-bearing liabilities	16,448,027	$155,226	1.26%	15,169,048	$89,132	0.79%
Non-interest-bearing deposits	6,648,638			6,655,431
Other liabilities	365,959			239,227
Total liabilities	23,462,624			22,063,706
Common equity	4,169,008			3,991,773
Total liabilities and shareholders' equity	$27,631,632			$26,055,479
NET INTEREST INCOME		$695,049			$692,713
NET INTEREST SPREAD			3.37%			3.72%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.78%			4.00%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.2 million for the nine months ended September 30, 2019 as compared to $1.5 million for the same period in 2018.

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$31,432	$23,151	$14,373	$16,665	$20,983	36%	50%
Servicing	11,358	11,036	10,824	11,555	10,302	3%	10%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(6,835)	(6,905)	(6,431)	(6,425)	(6,007)	(1)%	14%
Changes due to valuation inputs or assumptions	11,045	(17,753)	(7,535)	(6,645)	6,206	(162)%	78%
Total	$47,000	$9,529	$11,231	$15,150	$31,484	393%	49%

Closed loan volume:
Portfolio	$611,022	$481,878	$318,612	$312,524	$323,941	27%	89%
For-sale	844,442	698,150	487,090	589,355	756,924	21%	12%
Total	$1,455,464	$1,180,028	$805,702	$901,879	$1,080,865	23%	35%

Gain on sale margin:
Based on for-sale volume	3.72%	3.32%	2.95%	2.83%	2.77%	0.40	0.95

Residential mortgage servicing rights:
Balance, beginning of period	$139,780	$158,946	$169,025	$175,038	$166,217	(12)%	(16)%
Additions for new MSR capitalized	7,393	5,492	3,887	7,057	8,622	35%	(14)%
Changes in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(6,835)	(6,905)	(6,431)	(6,425)	(6,007)	(1)%	14%
Changes due to valuation inputs or assumptions	11,045	(17,753)	(7,535)	(6,645)	6,206	(162)%	78%
Balance, end of period	$151,383	$139,780	$158,946	$169,025	$175,038	8%	(14)%

Residential mortgage loans serviced for others	$15,707,519	$15,796,102	$15,902,587	$15,978,885	$15,810,455	(1)%	(1)%
MSR as % of serviced portfolio	0.96%	0.88%	1.00%	1.06%	1.11%	0.08	(0.15)

Umpqua Reports Third Quarter 2019 Results
October 16, 2019

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2019	Sep 30, 2018	Year over Year
Residential mortgage banking revenue:
Origination and sale	$68,956	$71,979	(4)%
Servicing	33,218	31,231	6%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(20,171)	(18,108)	11%
Changes due to valuation inputs or assumptions	(14,243)	17,983	(179)%
Total	$67,760	$103,085	(34)%

Closed loan volume:
Portfolio	$1,411,512	$856,305	65%
For-sale	2,029,682	2,283,639	(11)%
Total	$3,441,194	$3,139,944	10%

Gain on sale margin:
Based on for-sale volume	3.40%	3.15%	0.25

Residential mortgage servicing rights:
Balance, beginning of period	$169,025	$153,151	10%
Additions for new MSR capitalized	16,772	22,012	(24)%
Changes in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(20,171)	(18,108)	11%
Changes due to valuation inputs or assumptions	(14,243)	17,983	(179)%
Balance, end of period	$151,383	$175,038	(14)%

###